Exhibit 10.56

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made and entered into 15th of August, 2024 (the “Effective Date”), by and between Futurewei Technologies, Inc., a Texas corporation (“Sublandlord”), and, Flewber Inc., a New York corporation (“Subtenant”).

RECITALS

A. WHEREAS, by that certain Lease dated May 21, 2021 (the “Original Lease”), Times Square Tower Associates LLC. (“Master Landlord”) leased to Huawei Technologies USA Inc. (“Original Tenant”) Suite 3505 of the thirty-fifth (35th) floor (the “Premises”) in the building known as 7 Times Square, New York, New York (the “Building); and

B. WHEREAS, by that certain Assignment and Assumption of Lease dated January 1, 2023, Original Tenant assigned the Original Lease to Sublandlord; and

C. WHEREAS, the Original Lease was scheduled to expire on December 31, 2023; and

D. WHEREAS, Master Landlord and Sublandlord extended the Lease Term with respect to the Premises by amendment dated August 3, 2023 (“First Amendment to Lease”) A copy of the Original Lease, the Assignment and Assumption of Lease and the First Amendment to Lease are attached as Exhibit “A”.

E. Collectively the Original Lease, the Assignment and Assumption of the Lease, and the First Amendment to the Lease shall be referred as the “Master Lease” in this document.

F. WHEREAS, Sublandlord and Subtenant desire to provide for a sublease of the Premises consisting of 4,277 square feet of Rentable Area as depicted on Exhibit “B” attached hereto, consisting of the entire Premises described in the Original Lease.

G. Except to the extent that the context clearly requires to the contrary, all terms in initial capitals used herein without definition shall have the same meanings ascribed to such terms in the Master Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals set forth above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Sublease.

Subject and pursuant to the provisions hereof, Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the Premises.

2. Term.

This Sublease shall commence (the “Commencement Date”) upon the full execution and delivery of this Sublease, meeting the conditions set forth in the Master Lease for Sublease, receipt of the consent to this Sublease from the Master Landlord, and satisfaction meeting of the Delivery Conditions. The Term of the Sublease shall continue from the Commencement Date and expire on February 27, 2026 (the “Expiration Date”), unless sooner terminated pursuant to the provisions hereof; provided, however, that in the event the Term shall commence on a day other than the first day of any calendar month, for the purposes of the timing of all scheduled increases in Base Rent during the Term, the Commencement Date shall be deemed to be the first day of the calendar month following the Commencement Date. This Sublease shall be a binding contractual obligation effective upon execution hereof by Sublandlord and Subtenant notwithstanding the later commencement of the Term of this Sublease. Sublandlord shall use commercially reasonable best efforts to obtain the Master Landlord’s consent within thirty (30) calendar days following full execution of the Sublease. Provided that if Sublandlord does not obtain the consent of the Master Landlord thirty-five (35) business days after submitting the request to the Master Landlord, then Subtenant may terminate this Sublease, and all sums paid by Subtenant shall be returned to Subtenant within fifteen (15) business days, and the parties shall have no further obligations with respect to this Sublease.

Sublandlord will deliver the Premises to the Subtenant upon meeting the Delivery Conditions.

3. Rent.

3.1 Base Rent. Subject to the provisions of this Section 3.1, during each month of the Term of this Sublease, Subtenant shall pay to Sublandlord rent for the Premises (“Base Rent”) as follows:

Months	Annual Base Rent Rate	Monthly base rent
01-12	$37.00	$13,187.42
13-19	$37.74	$13,451.17

Subtenant shall be entitled to an abatement of the monthly Base Rent for the second and thirteenth full months from Commencement Date (the “Base Rent Abatement Period”).

Base Rent shall be paid to Sublandlord without demand, deduction, set-off or counterclaim, in advance on the first (1st) day of each calendar month during the Term of this Sublease, and in the event the first rental month is a partial rental month, Base Rent shall be prorated on the basis of a thirty (30)-day month. Three 3 full months of Base Rent shall be payable upon the execution and delivery of the Sublease by Subtenant and shall be delivered via ACH wiring upon Sublandlord’s execution and delivery of this Sublease to Subtenant and the receipt of Master Landlord’s consent.

3.2 Additional Rent.

3.2.1 Real Estate Taxes. Office Maintenance Costs and Operating Expenses. Subtenant shall not be responsible for paying any charges corresponding to the Annual Operating Charges and Real Estate Taxes or other Additional Rent (except as set forth below) payable by Sublandlord under the Master Lease (collectively “Building Costs”). Notwithstanding the foregoing, to the extent that they are not to be paid by Sublandlord as Building Costs in accordance with the terms of the Master Lease, Subtenant shall pay to Sublandlord all charges, costs, fees or expenses for which Sublandlord is separately charged under the Master Lease and which are directly attributable to the Premises or Subtenant’s occupancy in the Building, including, without limitation, after-hours HVAC charges, excess electrical consumption charges and personal property taxes, if any, levied or assessed against any personal property of Subtenant which is billed to or assessed against Sublandlord.

3.2.2 Other Expenses. In addition to the amounts payable under Section 3.2.1, above, Subtenant shall pay to Sublandlord within ten (10) calendar days of receipt of Sublandlord’s written invoice therefor (a) intentionally omitted, (b) any and all other sums of money which are or may become payable by Sublandlord to Master Landlord which are not payments of Basic Rent or Building Costs and are otherwise directly attributable to the Premises or Subtenant’s occupancy thereof and (c) any and all charges of Master Landlord or other amounts payable to Master Landlord under the Master Lease caused by any failure by Subtenant to perform its obligations under this Sublease.

3.3 All forms of Additional Rent and any other amounts payable by Subtenant to Sublandlord are collectively referred to herein as “Rent” and shall be payable by Subtenant without notice (except as expressly provided to the contrary herein), demand, deduction, offset or abatement in lawful money of the United States to Sublandlord at such places and to such persons as Sublandlord may direct. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any statement on payment be deemed to effect or evidence an accord and satisfaction; and Sublandlord may accept such payment without prejudice to Sublandlord’s right to recover the balance or pursue any other remedy provided under this Sublease or at law or in equity.

3.4 Subtenant acknowledges that the late payment of Base Rent, Additional Rent or any other amounts payable by Subtenant to Sublandlord hereunder will cause Sublandlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Sublandlord and Subtenant that if Sublandlord does not receive any such payment on or before the date that is five (5) calendar days after the date on which the same is due and payable, Subtenant shall pay to Sublandlord, as Additional Rent, (i) a late charge (“Late Charge”) equal to eight percent (8%) of the overdue amount to cover such additional administrative costs, and (ii) interest on all such delinquent amounts which remain delinquent for thirty (30) or more calendar days following the date such amounts were due at a rate equal to the “prime rate” announced by Citibank, N.A. or its successor from time to time, plus two percent (2%) (the “Default Rate”).

3.5 Security Deposit/Additional Security. Upon the execution of this Sublease, Subtenant shall deposit Thirteen Thousand One Hundred and Eighty-Seven Dollars and Forty-Two Cents ($13,187.42) (the “Security Deposit”) with Sublandlord as security for the faithful performance by Subtenant of all covenants, conditions and agreements of this Sublease. The Security Deposit is not an advance payment of Rent or a measure or limit of Sublandlord’s damages upon an Event of Default, by Subtenant. If Subtenant commits an Event of Default with respect to any provision of this Sublease, Sublandlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of such default by Subtenant, and (iii) to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of such default by Subtenant. If any portion of the Security Deposit is so used or applied, Subtenant shall, upon demand therefor by Sublandlord, deposit in an amount sufficient to restore the Security Deposit to the amount required to be maintained by Subtenant hereunder. Upon expiration or the sooner termination of this Sublease, provided that Subtenant has performed all of its obligations hereunder, Sublandlord shall return to Subtenant the remaining portion of the Security Deposit no later than thirty (30) business days after the date Sublandlord receives possession of the Premises in accordance with the provisions of this Sublease. The Security Deposit may be commingled by Sublandlord with Sublandlord’s other funds, and no interest shall be paid thereon. If Sublandlord transfers its interest in the Premises, then Sublandlord may assign and deliver the Security Deposit to the transferee and thereafter Sublandlord shall have no further liability or obligation for the return of the Security Deposit. Subtenant hereby waives all provisions of Law, now or hereinafter in force, which restrict the amount or types of claim that a Sublandlord as a landlord may make upon a security deposit or impose upon a Sublandlord (or its successors) any obligation with respect to the handling or return of security deposits.

3.6 Rent Abatements and Rent Reductions. To the extent Sublandlord is entitled to receive any rent abatement or rent reduction under the Master Lease (whether pursuant to Section 10.8(b) thereof or a casualty or condemnation), the Rent hereunder shall be abated or reduced hereunder for the benefit of Subtenant on a pro rata basis.

4. Event of Default.

4.1 Default Described. The occurrence of any of the following shall constitute a material breach of this Sublease and a default by Subtenant: (i) failure to pay Rent or any other amount when due, where such failure continues for five (5) calendar days after written notice; (ii) all those items of default set forth in the Original Lease where the obligation is incorporated in this Sublease which remain uncured after the cure period provided in the Original Lease (less three (3) calendar days); or (iii) Subtenant’s failure to perform timely and remain uncured after thirty (30) calendar days written notice of the default (or if the default cannot be cured in such time, Subtenant has not commenced the cure in said thirty (30) calendar days and be diligently pursuing same to completion), any other material provision of this Sublease.

4.2 Sublandlord’s Remedies. Sublandlord shall have the remedies set forth in the Original Lease Article 18 as if Sublandlord is Master Landlord, provided that in no event shall Subtenant be required to repay any portion of the abated Base Rent applied as part of the Base Rent Abatement Period.

4.3 All Sums Due and Payable as Rent. Subtenant shall also pay without notice, or where notice is required under this Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Subtenant in any of the provisions of this Sublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sublandlord shall have all the rights and remedies provided for in this Sublease or by law in the case of nonpayment of rent.

4.4 No Waiver. Sublandlord may accept Subtenant’s payments without waiving any rights under the Sublease, including rights under a previously served notice of default. No payment by Subtenant or receipt by Sublandlord of a lesser amount than any installment of rent due or other sums shall be deemed as other than a payment on account of the amount due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Sublandlord may accept such check or payment without prejudice of Sublandlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Sublease, at law or in equity. If Sublandlord accepts payments after serving a notice of default, Sublandlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Subtenant any further notice or demand. Furthermore, Sublandlord’s acceptance of Rent from Subtenant when the Subtenant is holding over without express written consent does not convert Subtenant’s tenancy from a tenancy at sufferance to a month-to-month tenancy. No waiver of any provision of this Sublease shall be implied by any failure of Sublandlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Sublandlord of any provision of this Sublease must be in writing. Such waiver shall affect only the provisions specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Sublandlord shall impair such right or remedy or be construed as a waiver thereof by Sublandlord. No act or conduct of Sublandlord, including, without limitation the acceptance of keys to the Premises shall constitute acceptance or the surrender of the Premises by Subtenant before the Expiration Date. Only written notice from Sublandlord to Subtenant of acceptance shall constitute such acceptance or surrender of the Premises. Sublandlord’s consent to or approval of any act by Subtenant which requires Sublandlord’s consent or approval shall not be deemed to waive or render unnecessary Sublandlord’s consent to or approval of any subsequent act by Subtenant.

5. Use.

Subtenant shall use and occupy the Premises only for general office purposes and for no other purpose as defined in the Original Lease.

6. Subtenant Signage.

Subtenant shall coordinate with Master Landlord for approval on the installation of any Subtenant signage on the Premises. Subtenant shall be responsible for all costs related to the installation, maintenance, and removal of such signs.

7. Broker Commissions.

Sublandlord and Subtenant represent and warrant to each other that neither has dealt with any broker in connection with this Sublease, except Cushman & Wakefield (“Sublandlord’s Broker”) and Colliers (“Subtenant’s Broker”). Except as otherwise provided herein, Sublandlord and Subtenant shall indemnify the other against, and hold each other harmless from any claim of, or liability to, any broker or any party with whom Sublandlord or Subtenant shall have dealt in connection with this transaction or Sublease. Sublandlord shall pay any commissions or fees payable to Subtenant’s Broker and Sublandlord’s Broker with respect to this Sublease, in accordance with the provisions of a separate commission contract.

8. Delivery Condition/Condition Of Premises.

The Subtenant, by taking possession of the Premises, shall accept the same “AS IS,” and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

Subtenant accepts the Furniture in its “AS IS” condition as of the Commencement Date. Sublandlord and Subtenant shall prepare a mutually agreeable inventory list of the Furniture (collectively, the “Furniture”) which shall be attached hereto as Exhibit “C”. In connection with Subtenant’s lease of the Premises, all of the existing furniture, fixtures and equipment described in Exhibit “C”, will be transferred from Sublandlord to Subtenant through the bill of sale the consideration of One Dollar ($1.00) on the Sublease Commencement Date. Sublandlord will remove the excessive furniture, fixtures and equipment as designated by Subtenant prior to Sublease commencement. Subtenant acknowledges and agrees that (a) Sublandlord has not made any representation or warranty with respect to (i) the condition of the Premises, the Furniture or the Building, or (ii) the suitability or fitness of any of the same for the conduct of Subtenant’s intended use, its business or for any other purpose; and (b) except as expressly set forth in this Section 8, Sublandlord shall have no obligation to make any improvements, alterations or other modifications to the Premises, or to provide to Subtenant any allowance with respect to the Premises in connection with Subtenant’s entering into this Sublease, excepting that separate and agreed-upon rent abatement described in Section 3.1.

9. Master Lease.

Compliance With The Master Lease. Except as otherwise expressly provided herein (including, without limitation, with respect to the allocation of obligations to make payments of Base Rent and Additional Rent as between Sublandlord and Subtenant pursuant to this Sublease), during the Term and for all subsequent periods with respect to obligations arising prior to the termination of this Sublease, Subtenant shall comply with and perform, for the benefit of Master Landlord and Sublandlord, all of the terms, covenants, conditions and obligations of the ‘Tenant” under the Master Lease allocable or applicable to the Premises. Except as otherwise expressly provided hereunder, or as the context of this Sublease directly indicates otherwise, all of the obligations imposed on the “Tenant” under the Master Lease with respect to the Premises are hereby imposed on Subtenant and all of the rights granted to the Master Landlord under the Master Lease with respect to the Premises are hereby granted hereunder to Sublandlord. Subtenant acknowledges that it has read the attached copy of the Master Lease and agrees that this Sublease is in all respects subject and subordinate to any mortgage, deed, deed of trust, ground lease or other instrument now or hereafter encumbering the Building or the land on which it is located, to the terms and conditions of the Master Lease and to the matters to which the Master Lease, including any amendments thereto, is or shall be subordinate. Subtenant and Sublandlord agree and acknowledge that any termination of the Master Lease prior to the expiration of the term of this Sublease shall result in an automatic termination of this Sublease, in which event, the parties shall be relieved of any further liability or obligation under this Sublease. Sublandlord shall make reasonable efforts to provide Subtenant advanced notification of any termination of the Master Lease. Subtenant shall not do, permit or suffer any act, occurrence or omission which if done, permitted or suffered by Sublandlord would be (with notice, the passage of time or both) in violation of or a default by the “Tenant” under the Master Lease, or could lead in any respect to the termination of the Master Lease. If Subtenant shall default in the performance of any of its obligations under this Sublease, other than its obligation to pay Rent to Sublandlord, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant, without notice in a case of emergency and, in all other cases, if the default continues, after ten (10) business days from the date of written notice thereof from Sublandlord.

9.1 Incorporation By Reference.

9.1.1 Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. Notwithstanding the foregoing, Section 30.4 of the Master Lease is expressly excluded from incorporation into this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern as between Sublandlord and Subtenant.

9.1.2 For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications: (a) in all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of the Master Landlord thereunder, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Master Landlord; (b) in all provisions of the Master Lease requiring the Tenant thereunder to submit, exhibit to, supply or provide the Master Landlord thereunder with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Master Landlord and Sublandlord (and in any such instance, Sublandlord shall reasonably determine if such evidence, certificate or other matter or thing shall be satisfactory); (c) Sublandlord shall have no obligation to restore or rebuild any portion of the Premises and except as specifically set forth in this Section 10.3, below, Subtenant shall have no right to terminate this Sublease after any destruction or taking by eminent domain; (d) any time this Sublease requires the action of Master Landlord and the time period and/or the standard for consent in this Sublease is more restrictive on Master Landlord than the time period and/or standard for consent set forth in the Master Lease, the Master Lease shall control over this Sublease, and the Master Lease shall supersede any time period and/or standard for consent set forth in this Sublease as to both Master Landlord and Sublandlord; and (e) for purposes of this Sublease, all references in the Master Lease to the “Premises” shall be deemed to be references to the Premises demised hereunder and all references in the Master Lease to the “Building” the “Project” or the “Property” shall be deemed to be references to the Master Premises.

10. Additional Provisions.

10.1 Notices. In the event that Sublandlord or Subtenant shall receive any notice from Master Landlord for any reason pertaining to the Premises, then, within three (3) days from the date of such receipt, such party shall send a copy of such notice to the other party.

The provisions of the Master Lease regarding the giving of notices are hereby amended to add after the name “Tenant” the word “Sublandlord”, and to insert the following:

Notices To Sublandlord:	Futurewei Technologies, Inc.
2560 North First Street, Suite 200 San Jose, CA 95131
Attn: Yifan Li

With a copy to:	Futurewei Technologies, Inc.
2560 North First Street, Suite 200 San Jose, CA 95131
Attn: Legal Department

Notices to Subtenant:	Flewber Inc
7110 Republic Airport
Farmingdale, NY 11735
Attn: Marc Sellouk, Chairman and CEO

10.2 Assignment, Subletting And Encumbrance. Subtenant shall not voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Sublease or in the Premises without obtaining the prior written consent of Sublandlord and Master Landlord with respect thereto. Provided Master Landlord’s consent is obtained, Sublandlord shall not unreasonably withhold its consent to any proposed sublease; provided, further, however that Sublandlord may require as a condition of granting any such consent that (i) the proposed Subtenant demonstrate that its financial resources are sufficient to service its proposed obligations under such sublease, (ii) the nature of the Subtenant’s proposed use of the Premises and the Subtenant’s character shall be reasonably satisfactory to Sublandlord, and (iii) Subtenant reaffirms, in form satisfactory to Sublandlord, its continuing liability under the Sublease. Except as provided above, Sublandlord may withhold in its sole and absolute discretion its consent to any assignment, mortgage, encumbrance or other transfer of this Sublease. Any assignment, subletting, mortgage or other encumbrance attempted by Subtenant to which Sublandlord and/or Master Landlord has not consented in writing pursuant to the provisions hereof shall be null and void and of no effect. Notwithstanding the foregoing, subject to the provisions of the Master Lease, no consent of Sublandlord shall be required in connection with any assignment of this Sublease to an Affiliate pursuant to a merger or reorganization, provided that such entity following the merger or reorganization is of an equal or greater financial worth as Subtenant as of the Effective Date, assumes all of Subtenant’s rights and obligations hereunder, and provided further that Subtenant shall provide Sublandlord with twenty (20) calendar days prior written notice of such merger or reorganization. No consent by Master Landlord to any assignment, transfer, subletting of this Sublease in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance. Notwithstanding anything in this Sublease to the contrary, in no event for Subtenant’s fundraising purposes shall the transfer of Subtenant’s stock in connection with an initial public offering constitute an assignment of this Sublease or require Sublandlord’s consent thereto.

10.3 Alterations.

10.3.1 Alterations and Improvements by Subtenant. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not make any alterations, additions or improvements to the Premises (collectively, “Alterations”) without first (i) obtaining the written approval for such Alterations from each of Master Landlord and Sublandlord and (ii) otherwise complying with all provisions of the Master Lease applicable to such Alterations. Master Landlord and Sublandlord may grant or withhold its approval to any such Alterations, and may impose any conditions with respect thereto, all in Sublandlord’s and Master Landlord’s discretion. All such Alterations shall be constructed only after necessary permits, licenses and approvals have been obtained from appropriate governmental agencies and all improvements shall be constructed as to conform to all relevant codes, regulations, and ordinances. All such Alterations shall be made at Subtenant’s sole cost and shall be diligently prosecuted to completion. Any contractor or person making such Alterations shall first be approved in writing by Sublandlord. Upon the expiration or earlier termination of this Sublease, Sublandlord may elect to have Subtenant either (i) surrender with the Premises any or all of such Alterations as Sublandlord shall determine (except personal property as provided in Subsection (b) below), in which case, such Alterations shall become the property of Sublandlord, or (ii) promptly remove any or all of such Alterations made by Subtenant and that are designated by Sublandlord to be removed, in which case, Subtenant shall repair and restore the Premises to its original condition as of the Commencement Date, excepting reasonable wear and tear, it being understood and agreed that Subtenant shall have no obligation to undertake any restoration of alterations existing as of the date hereof if such restoration are required under the terms of the Master Lease. However, Subtenant is responsible for the removal of all of the FF&E described in “Exhibit C” as well as the cabling for these FF&E, since they become owner for these items on the Sublease Commencement Date. Should a lien be made or filed against the Premises or the Land on which the Premises are situated, Subtenant at its sole cost, shall bond against or discharge said lien within ten (10) calendar days after the earlier of (i) Sublandlord’s or Master Landlord’s request to do so, or (ii) when Subtenant becomes aware of the lien.

10.3.2 Removal of Personal Property. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant at its expense in the Premises shall be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, shall repair any damage to the Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of the aforementioned property at the expiration or sooner termination of the Sublease, in which event such removal shall be done at Subtenant’s expense, and Subtenant shall at its own expense repair any damage to the Premises caused by such removal and/or installation prior to the termination of this Sublease and otherwise leave the Premises in broom-clean condition. Subtenant shall only be responsible for the restoration of any Tenant Improvements and the removal of all movable furniture, furnishings, or equipment installed or owned by the Subtenant in the Premises at the expense of Subtenant as set forth in Article 4 of the Original Lease.

10.4 Holding Over. If Subtenant holds over after the expiration or earlier termination of this Sublease, with or without the express or implied consent of Sublandlord, then at the option of Sublandlord, Subtenant shall become and be only a month-to-month and Subtenant shall be required to pay each month of such hold-over tenancy the full costs as set forth in the Master Lease during the last month of the Term of this Lease. If the Subtenant holds over then all associated and incurred costs and terms of such a holdover will be governed by Article 21 Section 21.2 of the Original Lease. Subtenant will also pay Sublandlord a 8% administrative fee (i.e. holdover rent & costs) Notwithstanding any provision to the contrary contained herein, (a) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any such holding over, and (b) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Sublandlord by reason of Subtenant’s failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease.

10.5 Estoppel Certificate. At any time and from time to time, Subtenant shall within five (5) calendar days following receipt of Master Landlord’s or Sublandlord’s written request to do so, execute, acknowledge and deliver to Master Landlord or Sublandlord, promptly upon request, a certificate certifying (a) that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that this Sublease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which Rent and other sums payable hereunder have been paid, (c) that no notice has been received by Subtenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other factual matters as may be reasonably requested by Sublandlord.

10.6 Waiver. The waiver of either Sublandlord or Subtenant of any agreement, condition or provision contained herein or any provision incorporated herein by reference shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or to lessen the right of the other party to insist upon the performance by either party in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Sublandlord shall not be deemed to be a waiver of any preceding breach by Subtenant of any agreement or condition of this Sublease or the same incorporated herein by reference, other than the failure of Subtenant to pay the particular Rent so accepted, regardless of Sublandlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

10.7 Complete Agreement. There are no oral agreements between Sublandlord and Subtenant affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Sublandlord and Subtenant or displayed by Sublandlord, its agents or real estate brokers to Subtenant with respect to the subject matter of this Sublease, the Premises or the Building. There are no representations between Sublandlord and Subtenant other than those contained in or incorporated by reference into this Sublease.

10.8 Insurance.

10.8.1 All insurance policies required to be obtained by Subtenant, pursuant to the Original Lease Section 11 (a) shall be carried only through responsible insurance companies rated: A:VII or better in the most current “Best’s Key Rating Guide”; (b) shall be primary and non-contributing with any insurance coverage which may be carried by Sublandlord; (c) shall name Master Landlord, Sublandlord and any other parties designated by Sublandlord (or Master Landlord) as an additional insured and (d) contain language or bear endorsements that such policy or policies cannot be cancelled with less than thirty (30) calendar days prior written notice to the Sublandlord ten (10) calendar days for non-payment of premium and seven (7) calendar days or less as is customary in respect of war and allied perils). Subtenant shall be responsible to provide same thirty (30) calendar days prior written notice to Sublandlord if its policies are not renewed or are reduced or materially changed the scope of coverage or the limits required as set forth in Section 11 of the Original Lease Subtenant shall provide Sublandlord with a copy of certificates of insurance certifying to the existence of such insurance in effect with a form consistent with the requirements of this Section.

10.8.2 Subtenant shall, at Subtenant’s expense, obtain and keep in full force during the Term hereof and effective upon tender of possession of the Premises:

(a) Property Insurance. A policy of “All Risk” Insurance insuring all of Subtenant’s trade fixtures, personal property, inventory and improvements against loss or damage by all perils customarily covered under a standard All Risk property coverage policy in an amount equal to their full new replacement cost. The proceeds from such insurance, in Subtenant’s discretion, shall be used for the replacement or restoration of trade fixtures and improvements; provided, however, Subtenant must replace or restore all improvements and trade fixtures which are necessary for the continuation of Subtenant’s business.

(b) Liability Insurance. Commercial general liability insurance (including contractual liability insurance) with coverage limits, deductible amounts and providing the types of coverage in the form required to be maintained by Sublandlord (as the Tenant under the Master Lease) as set forth in Section 11 of the Original Lease, and naming as additional insureds, Sublandlord, and all of the parties required to be named as additional insureds under Section 11 of the Original Lease and any other party reasonably designated by Sublandlord;

(c) Worker’s Compensation and Employer’s Liability Insurance. Worker’s compensation insurance and employer’s liability insurance as required by applicable law; and

(d) Such additional insurance or endorsements thereto as Master Landlord shall from time to time require of Sublandlord with respect to the Premises, Sublandlord, Sublandlord’s Subtenants or Subtenant in particular.

10.8.3 Notwithstanding anything to the contrary contained herein, each party hereby waives against the other party any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss is caused by the fault or negligence of either party or anyone for whom said party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies, maintained by the party suffering such loss or damage or required to be maintained by such party, under this Sublease to the extent that such loss or damage is recovered under said insurance policies. In addition, any property damage, fire or extended coverage insurance policy obtained by each party, and covering the Premises or the personal property, fixtures and equipment located therein or thereon, shall contain an endorsement pursuant to which the respective insurance companies waive subrogation against the other party.

11. Indemnification; Exculpation

11.1 Non-Liability Of Sublandlord. Sublandlord shall not be liable to Subtenant, and Subtenant hereby waives and releases all claims against Sublandlord and its partners, officers, directors, employees, trustees, successors, assigns, agents, servants, affiliates, representatives, and contractors (collectively, herein “Sublandlord Affiliates”) for injury or damage to any person or property occurring or incurred in connection with, or in any way relating to, the Premises. Without limiting the foregoing, neither Sublandlord nor any of the Sublandlord Affiliates shall be liable for and there shall be no abatement of Rent for (i) any damage to Subtenant’s property stored with or entrusted to Sublandlord or Sublandlord Affiliates, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub- surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other Subtenants, occupants or other visitors to the Premises or from any other cause whatsoever, or (iv) any latent or other defect in the Premises. Notwithstanding any provision of this Section to the contrary, except where and to the extent any damage suffered by Subtenant is covered by Subtenant’s insurance, the waiver of liability contained in this Section shall not apply to damage resulting directly from the gross negligence or willful misconduct of Sublandlord; provided, further, however, in no case shall Sublandlord ever be liable to Subtenant for (and Subtenant hereby waives any right to recover from Sublandlord for) any lost profits, business interruption or any form of consequential damage.

11.2 Indemnification Of Sublandlord; Indemnification Of Master Landlord. Subtenant shall indemnify, defend, protect and hold Sublandlord, Master Landlord, Master Landlord’s managing agent, the employees of Master Landlord and the employees of Master Landlord’s managing agent harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, actual attorneys’ fees and costs, incurred or asserted in connection with (a) injury or damage to any person or property whatsoever arising out of or in connection with this Sublease, the Premises or Subtenant’s activities in or about the Premises including, without limitation, when such injury or damage has been caused in whole or in part by the act, negligence, fault or omission of Subtenant, its agents, servants, contractors, employees, representatives, licensees or invitees (provided, however that the indemnification provided in this Section shall not apply to any injury or damage directly resulting from the gross negligence or willful misconduct of Sublandlord, its employees and contractors), or (b) any breach or default by Subtenant of its obligations under this Sublease. The provisions of this Section shall survive the expiration or earlier termination of this Sublease.

11.3 Master Landlord Default; Consents. Notwithstanding any provision of this Sublease to the contrary, (a) Sublandlord shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Master Landlord under the Master Lease, including without limitation, in any case where services, utilities, repairs, maintenance or other performance is to be rendered by Master Landlord with respect to the Premises under the Master Lease and Master Landlord either fails to do so or does in an improper, negligent, inadequate or otherwise defective manner, and (b) whenever the consent or approval of Sublandlord and Master Landlord is required for a particular act, event or transaction (i) any such consent or approval by Sublandlord shall be subject to the consent or approval of Master Landlord and (ii) should Master Landlord refuse to grant such consent or approval, under all circumstances, Sublandlord shall be released from any obligation to grant its consent or approval. Except as is expressly provided to the contrary herein, Sublandlord shall have no obligation hereunder to provide services, utilities, repairs, maintenance, or other performance (including, without limitation any of the same which is contemplated to be provided by Master Landlord under the Master Lease). Notwithstanding the foregoing, Sublandlord shall, at no cost to Sublandlord and upon written request from Subtenant, take reasonable steps to compel Master Landlord to provide such services and comply with the terms of the Master Lease (but which steps shall not include the obligation to institute litigation).

11.4 No Consequential Damages by Subtenant. Except as expressly set forth in Section 4, Section 10.4 and as set forth in the Master Lease, in no case shall Subtenant ever be liable to Sublandlord for (and Sublandlord hereby waives any right to recover from Subtenant for) any lost profits, business interruption or any form of consequential damage.

12. Miscellaneous.

12.1 Counterparts. This Sublease may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.

12.2 Sole Agreement. This Sublease contains all of the understandings of the parties and all representations made by either party to the other are merged herein.

12.3 Modification. This Sublease may not be modified in any respect except by a document in writing executed by both parties hereto or their respective successors.

12.4 Attorneys’ Fees. If either party hereto brings an action or other proceeding against the other to enforce, protect, or establish any right or remedy created under or arising out of this Sublease, the prevailing party shall be entitled to recover from the other party, all costs, fees and expenses, including, without limitation, attorneys’ fees, expenses, and disbursements incurred or sustained by such prevailing party in connection with such action or proceeding, and the prevailing party’s rights to recover its costs, fees and expenses, and any award thereof, shall be separate from, shall survive, and shall not be merged with any judgment.

12.5 Binding Effect. This Sublease shall be binding on and inure to the benefit of the parties and their respective heirs, successors and assigns.

12.6 Time Is Of Essence. Time is of the essence in respect of every term, covenant and condition of this Sublease.

12.7 Consent of Master Landlord.

12.7.1 If Subtenant desires to take any action which requires the consent of Master Landlord pursuant to the terms of the Master Lease, including, without limitation, the making of any alterations, then notwithstanding anything to the contrary herein, (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord, and (c) Subtenant shall request that Sublandlord obtain Master Landlord’s consent on Subtenant’s behalf and Sublandlord shall promptly request such consent of Master Landlord at Subtenant’s expense, unless Sublandlord agrees that Subtenant may contact Master Landlord directly with respect to the specific action for which Master Landlord’s consent is required.

12.7.2 The obligations of each of Sublandlord and Subtenant hereunder shall be conditioned upon the parties obtaining the (i) written consent of Master Landlord to this Sublease (the “Master Landlord Consent”).

12.8 Governing Law. This Sublease shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York).

12.9 Representations And Warranties Of Subtenant. Subtenant hereby represents and warrants to Sublandlord that (a) each person signing this Sublease on behalf of Subtenant is duly authorized to execute and deliver this Sublease on behalf of Subtenant, (b) the execution, delivery and performance of this Sublease has been duly and validly authorized in accordance with the articles of incorporation, bylaws and other organizational documents of Subtenant, and (c) upon the execution and delivery of this Sublease, this Sublease shall be binding and enforceable against Subtenant in accordance with its terms.

[Signatures Appear on Next Page]

IN WITNESS WHEREOF, the parties., hereto have hereunto set their hand on the date first above.

SUBLANDLORD:

Dated: August 15, 2024	Futurewei Technologies, Inc.
a Texas corporation

/s/ Jason Chao
	Name:	Jason Chao
	Its:	President

SUBTENANT:

Dated: 8/15/2024	Flewber Inc.
a New York corporation

/s/ Marc Sellouk
	Name:	Marc Sellouk
	Its:	CEO

EXHIBIT “A”

(Original Lease Agreement, Assignment and Assumption of Lease, First Amendment to Lease)

(to be attached)

EXHIBIT “B”

(Premises Floorplan)

EXHIBIT “C”

(Furniture Sale Agreement)

(to be attached)